SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
Health Fitness Corporation
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-25064	41-1580506
(Commission File Number)	(IRS Employer
Identification No.)
3600 American Boulevard W., Suite 560
Bloomington, Minnesota 55431
(Address of Principal Executive Offices and Zip Code)
(952) 831-6830
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On June 1, 2007, Health Fitness Corporation (the “Company”) made grants of restricted common stock to certain executive officers of the Company under the 2007 Equity Incentive Plan. The total number of shares of restricted stock granted was 646,652. Each grant vests in whole or in part at the time of completion of the Company’s 2009 annual audit, subject to the achievement of performance objectives. The following executive officers received grants of restricted stock in the numbers set forth below:

Name	Title	Number of Shares
Gregg Lehman	President and CEO	126,795
Jerry Noyce	Vice Chairman	126,795
Wes Winnekins	CFO and Treasurer	76,077
Peter Egan	Chief Science Officer	63,397
David Hurt	VP Acct Services-Fitness Mgmt	63,397
Katherine Hamlin	VP Acct Services-Health Mgmt	63,397
John Ellis	Chief Information Officer	63,397
Brian Gagne	National VP-Health Mgmt	63,397
     The Company made these grants of restricted stock in reliance on the private placement exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, as all of the grantees were executive officers of the Company. No broker/dealers were involved and no commissions were paid in connection with these grants.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2007

HEALTH FITNESS CORPORATION
By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer